Exhibit 99.1

Contacts:
Investors:	Media:
Risa Fisher	Kate Hahn
rfisher@webmd.net	khahn@webmd.net
212-624-3817	212-624-3760

WebMD Announces Executive Management Changes

WebMD Reaffirms 2011 Guidance and Provides Preliminary Detail for 2012 Outlook

WebMD Announces Termination of Discussions Regarding Potential Corporate Transaction

New York, NY (January 10, 2012) – WebMD Health Corp. (Nasdaq: WBMD), the leading source of health information, made the following announcements today.

Executive Management Changes

Wayne T. Gattinella has resigned from his position as Chief Executive Officer and President of the Company and as a member of its Board of Directors. Anthony Vuolo, currently serving as Chief Financial Officer and Chief Operating Officer, will serve as Interim CEO while the Board conducts a search to fill the position on a permanent basis. Mr. Vuolo will be supported, with respect to the operations and strategic priorities of WebMD’s public portals, by a newly-formed Management Committee consisting of Gregory Mason, Executive Vice President – Consumer Services; William Pence, Executive Vice President and Chief Technology Officer; Steven Zatz, M.D., Executive Vice President – Professional Services; and Dorothy Gemmell, Senior Vice President – Sales. The responsibilities of the Chief Operating Officer position will be assumed by certain members of the Management Committee. Mr. Vuolo will continue to serve as Chief Financial Officer of WebMD. These management changes are effective immediately.

Martin J. Wygod, Chairman of the Board of Directors, commented: “We thank Wayne for his contributions in making WebMD the leader in health information services. With my support and that of the Management Committee, I am confident that Tony will lead a smooth transition as the Board conducts a search for a new CEO.”

Financial Guidance for Fourth Quarter and Full Year 2011

WebMD expects that its financial results for the fourth quarter and full year 2011 will be consistent with the financial guidance it provided in its press release issued November 2, 2011. Preliminarily, WebMD expects revenue and earnings to be between the low-end and midpoint of its financial guidance range. WebMD’s expectations exclude any costs related to the evaluation of strategic alternatives discussed below.

2012 Preliminary Outlook

WebMD’s preliminary outlook for 2012 is that revenue may be as much as 2% to 8% lower than 2011 revenue, with revenues declining more in the first half of the year and improving in the second half of the year.

WebMD’s fourth quarter sales activity for advertising and sponsorship products was less than anticipated and reflects a challenging business environment for certain pharmaceutical company customers and a more competitive landscape in the consumer products markets.

WebMD anticipates it will experience lower revenues in 2012 as certain of its pharmaceutical company customers manage the effects of their products losing patent exclusivity. The loss of patent exclusivity is not only impacting the marketing expenditures related to the products facing the loss of patent protection, but it is also having a greater than previously anticipated impact on marketing expenditures across entire product portfolios of some pharmaceutical companies. WebMD anticipates an increase in the number of new branded pharmaceutical product introductions as a result of regulatory approvals expected during 2012. However, the approval and launch of these products are anticipated to begin in the second half of 2012. Any marketing commitments that WebMD may receive from such products are not likely to contribute significantly to revenue for 2012.

Additionally, WebMD expects to face a more competitive landscape in its consumer products market in 2012, primarily resulting from a variety of ad networks and social sites. This increasingly competitive environment could continue to impact the marketing commitments and related revenues from consumer products customers.

Although the preliminary revenue outlook for 2012 is lower than 2011 for the reasons discussed above, WebMD anticipates that its expenses will increase by as much as 5% to 8% in 2012 as compared to last year. The Company intends to continue to make investments in areas that are important to its long term growth, such as personalization, mobile, social, international, new content areas and new advertiser products and services. As a result, WebMD expects that its 2012 Adjusted EBITDA and net income will be significantly lower than 2011.

“While we face near-term challenges, I am confident that there is significant growth opportunity ahead for WebMD,” said Mr. Wygod. “I believe that the pressures facing the pharmaceutical industry will ultimately prove to be the strong catalyst for a meaningful shift by them to digital marketing solutions. WebMD offers a cost-effective, efficient and highly measurable alternative to traditional detailing to physicians and mass media to consumers.”

The Company anticipates providing additional guidance regarding 2012 when it reports its year end results in February. WebMD will release its results for the year ended December 31, 2011 on February 23, 2012, at approximately 4:00 p.m. (Eastern time) and will hold a conference call with investors and analysts to discuss those results at 4:45 p.m. (Eastern time) on that day. The call can be accessed at www.wbmd.com (in the Investor Relations section). A replay of the audio webcast will be available at the same web address.

WebMD Announces Termination of Discussions Regarding Potential Corporate Transaction

WebMD also announced today that, in late 2011, the independent directors of its Board of Directors commenced a process to consider strategic alternatives to enhance stockholder value. In connection with such process, the Board of Directors formed a Special Committee of independent directors, which was advised by independent financial and legal advisors. The Special Committee, with its advisers, had discussions with several potential acquirers of the Company. The Company allowed such potential acquirers to conduct a due diligence investigation of the Company’s business. The Special Committee has terminated these discussions with potential acquirers and its process to review a potential sale of the Company.

About WebMD

WebMD Health Corp. (Nasdaq: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through our public and private online portals, mobile platforms and health-focused publications.

The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, emedicineHealth, RxList, theheart.org and Medscape Education.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; market opportunities and our ability to capitalize on them; the benefits expected from new or updated products or services and from other potential sources of additional revenue; and the impact of management and organizational changes. These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; our relationships with customers and strategic partners; our ability to attract and retain qualified senior management and other personnel; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

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WebMD®, Medscape®, eMedicine®, MedicineNet®, RxList®, Subimo®, Medsite®, Summex® and Medscape® Mobile are trademarks of WebMD Health Corp. or its subsidiaries.

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